Exhibit 1.1

Coforge Limited

_____American Depositary Shares, representing _____ Equity Shares

Underwriting Agreement

__________, 2021

Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
  As Representatives of the
  several Underwriters listed
  in Schedule 1 hereto

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Re:	American Depositary Shares (“ADS”) of Coforge Limited, each ADS representing [ ] Equity Shares, par value of Rs. 10 per share

Ladies and Gentlemen:

The shareholders named in Schedule 2 hereto (the “Selling Shareholders”) of Coforge Limited (the “Company”), a public limited company incorporated under the laws of the Republic of India (“India”), propose to sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [ • ] American Depositary Shares (the “Firm ADSs”), each ADS representing [ • ] Equity Shares, par value Rs.10 per share (the “Equity Shares”), of the Company and, at the option of the Underwriters, up to an additional ________ ADSs (the “Option ADSs”), each representing [ • ] Equity Shares. The Firm ADSs and the Option ADSs are herein referred to as the “ADSs.”

The Company has caused to be prepared and/or delivered by e-mail to holders of the Company’s Equity Shares determined in accordance with the manner set out in the Indian Invitation Documents (defined in Section 3(h)(i) below), dated [ • ], 2021, containing a description of the terms upon which the Company is sponsoring the offering of ADSs against Equity Shares accepted from holders of Equity Shares in India, pursuant to (i) Companies Act, 2013, as amended, the Companies (Issue of Global Depository Receipts) Rules, 2014, as amended, (ii) the Depository Receipts Scheme, 2014, (iii) SEBI circulars dated October 10, 2019, November 28, 2019, October 1, 2020 and December 18, 2020 on the framework for issue of Depositary Receipts; and the (iv) Foreign Exchange Management (Non-debt Instruments), 2019, as amended (collectively the “Notifications”). Sponsorship does not mean that the Company is purchasing or causing the purchase of the Equity Shares directly or indirectly or recommending that the holders of Equity Shares participate in the Offering (as defined in Section 1(a)(i) below). Under the terms of the Invitation to Participate and the other Indian Invitation Documents (as defined in Section 3(h)(i) below) the Equity Shares to be sold by the Selling Shareholders hereunder are being held by the Share Escrow Agent (as defined in Section 3(h)(ii) below) until such time as they are required to be transferred to the Indian Domestic Custodian acting on behalf of the Depositary (each as defined in the following paragraph) against the issuance of ADSs representing such Shares and to be delivered to the Underwriters under Section 4(a) hereof.

The ADSs are to be issued pursuant to a deposit agreement, dated as of [ • ], 2021, among the Company, [ • ] (the “Depositary”), and holders and beneficial owners from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs, (the “Deposit Agreement”). Pursuant to the Deposit Agreement, [ • ] has been appointed the domestic custodian in India (the “Indian Domestic Custodian”) to hold Equity Shares on behalf of the Depositary. Each ADS will initially represent the right to receive [ • ] Equity Share deposited pursuant to the Deposit Agreement.

The Company and the Selling Shareholders hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the ADSs, as follows:

1.            Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-1 (File No. 333-_____), including a prospectus, relating to the Equity Shares represented by the ADSs. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the ADSs. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

A registration statement on Form F-6, as amended on [ • ], 2021, (File No. 333-_____), in respect of the ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter collectively called the “ADS Registration Statement”).

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated _____________, 2021, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means [          ] [A/P].M., New York City time, on ____, 2021.

2.            Purchase of the ADSs.

(a)            Each of the Selling Shareholders agrees, severally and not jointly, to sell the ADSs to the several Underwriters as provided in this underwriting agreement (this “Agreement”), and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share of $[ • ] (the “Purchase Price”) from each of the Selling Shareholders the number of ADSs (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of ADSs to be sold by each of the Selling Shareholders as set forth opposite their respective names in Schedule 2 hereto by a fraction, the numerator of which is the aggregate number of ADSs to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule 1 hereto and the denominator of which is the aggregate number of ADSs to be purchased by all the Underwriters from all of the Selling Shareholders hereunder

In addition, each of the Selling Shareholders agrees severally and not jointly, as and to the extent indicated in Schedule 2 hereto, to sell the Option ADSs to the several Underwriters and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from each Selling Shareholder the Option ADSs at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten ADSs but not payable on the Option ADSs. If any Option ADSs are to be purchased, the number of Option ADSs to be purchased by each Underwriter shall be the number of Option ADSs which bears the same ratio to the aggregate number of Option ADSs being purchased as the number of Underwritten ADSs set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Underwritten ADSs being purchased from the Selling Shareholders by the several Underwriters, subject, however, to such adjustments to eliminate any fractional ADSs as the Representatives in their sole discretion shall make. Any such election to purchase Option ADSs shall be made in proportion to the maximum number of Option ADSs to be sold by each Selling Shareholder as set forth in Schedule 2 hereto.

The Underwriters may exercise the option to purchase Option ADSs at any time in whole, or from time to time in part, on or before the 30th day following the date of the Prospectus, by written notice from the Representatives to the Attorneys-in-Fact (as defined below). Such notice shall set forth the aggregate number of Option ADSs as to which the option is being exercised and the date and time when the Option ADSs are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b)            The Selling Shareholders understand that the Underwriters intend to make a public offering of the ADSs, and initially to offer the ADSs on the terms set forth in the Pricing Disclosure Package. The Selling Shareholders acknowledge and agree that the Underwriters may offer and sell ADSs to or through any affiliate of an Underwriter.

(c)            Payment for the ADSs shall be made by wire transfer in immediately available funds to the account specified by the Attorneys-in-Fact to the Representatives in the case of the Firm ADSs, at the offices of Latham & Watkins LLP at 10:00 A.M. New York City time on _____, 2021, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Attorneys-in-Fact may agree upon in writing or, in the case of the Option ADSs, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option ADSs. The time and date of such payment for the Firm ADSs is referred to herein as the “Closing Date”, and the time and date for such payment for the Option ADSs, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the ADSs to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the ADSs to be purchased on such date in definitive form registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such ADSs duly paid by the Selling Shareholders. Delivery of the ADSs shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. The certificates for the ADSs will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d)            Each of the Company and each Selling Shareholder acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Shareholders with respect to the offering of ADSs contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Shareholders or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Selling Shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Shareholders shall consult with their own advisors concerning such matters and each shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Company or the Selling Shareholders with respect thereto. Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives and the other Underwriters and shall not be on behalf of the Company or the Selling Shareholders. Moreover, each Selling Shareholder acknowledges and agrees that, although the Representatives may be required or choose to provide certain Selling Shareholders with certain Regulation Best Interest and Form CRS disclosures in connection with the offering, the Representatives and the other Underwriters are not making a recommendation to any Selling Shareholder to participate in the offering, enter into a “lock-up” agreement, or sell any ADSs at the price determined in the offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

3.            Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a)            Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(b)            Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)            Eligibility. (i) it has not been debarred from accessing capital markets by the Securities and Exchange Board of India, (ii) it is not declared a wilful defaulter by any bank or financial institution (as defined under the Indian Companies Act, 2013) or consortium thereof, in accordance with the guidelines on wilful defaulters issued by the Reserve Bank of India and (iii) none of its directors have been declared a fugitive economic offender under Section 12 of the Indian Fugitive Economic Offenders Act, 2018.

(d)            Compliance with applicable law: The Company is, and the Offering is and shall be, in compliance with extant laws relating to issuance of ADSs, including requirements prescribed in SEBI circular no SEBI/HO/MRD/DOP1/CIR/P/2019/106 dated October 10, 2019, the Companies Act, 2013, the Foreign Exchange Management Act, 1999 (“FEMA”’), Prevention of Money-Laundering Act, 2002, SEBI (Listing Obligations and Disclosure Requirements) Regulations, 2015 and rules and regulations made thereunder and other applicable laws in this regard, as amended from time to time.

(e)            Issuer Free Writing Prospectus. Other than the Registration Statement, the ADS Registration Statement, the Preliminary Prospectus, the Prospectus, a registration statement on Form 8-A and a registration statement on Form S-8, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the ADSs (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(f)            Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication undertaken in reliance on Section 5(d) of the Securities Act) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Securities Act.

(g)            Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives (x) with entities that are qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act (“IAIs”) and otherwise in compliance with the requirements of Section 5(d) of the Securities Act or (y) with entities that the Company reasonably believed to be QIBs or IAIs and otherwise in compliance with the requirements of Rule 163B under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications by virtue of a writing substantially in the form of Exhibit A hereto. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex A hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict in any material respect with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any untrue statement or omission made in reliance upon and in conformity with information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Written Testing-the-Waters Communications, it being understood and agreed that the only such information furnished by such Underwriter consists of the following information: [_____].

(h)            Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the ADSs has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(i)            ADS Registration Statement. The ADS Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the ADS Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the ADS Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(j)            Indian Invitation Documents. Prior to the execution of this Agreement,

(i)            The Company has caused to be prepared and/or delivered by e-mail to holders of the Company’s Equity Shares, determined in accordance with the manner set out in the Indian Invitation Documents, and if e-mail is unavailable, in physical form, (1) an invitation for participation, dated [ • ], 2021 (the “Invitation for Participation”) containing a description of the terms upon which the Company is sponsoring an ADS facility for its Equity Shares (the “Indian Invitation”), (2) a letter of transmittal relating to the Indian Invitation (the “Letter of Transmittal”) whereby each Selling Shareholder that is participating in the Indian Invitation appoints [ • ] as its attorney-in-fact and custodian (the “Attorney-in-Fact”) in connection with the Indian Invitation and the subsequent resale of its Shares in the form of ADSs in the Offering and (3) an affiliate questionnaire directed only to affiliates of registered broker-dealers or affiliates of members of the Financial Industry Regulatory Authority, Inc. (the “Affiliate Questionnaire”);

(ii)            The Company has executed an escrow agreement, dated [ • ], 2021 (the “Escrow Agreement”) with Deutsche Bank AG (the “Cash Escrow Agent”) and Link Intime India Private Limited (the “Share Escrow Agent”) whereby as the Attorney-in-Fact to the Selling Shareholders, the Share Escrow Agent will (1) enter into this Agreement and execute such further deeds or documents on behalf of each of the Selling Shareholders as may be required in connection with the Indian Invitation and the Offering and (2) hold the Equity Shares for transmission of the same to the Indian Domestic Custodian acting on behalf of the Depositary prior to the issuance of the ADSs pursuant to the terms of the Deposit Agreement;

(iii)            The Cash Escrow Agent will (1) receive the consideration (net of Offering related expenses and taxes, as applicable) payable to the Selling Shareholders upon the Closing of the Offering and (2) distribute the consideration to the Selling Shareholders (net of Offering related expenses and taxes, as applicable) in accordance with the terms and conditions of the Escrow Agreement; and

(iv)            The Invitation to Participate, the Letter of Transmittal and the Escrow Agreement, in each case, including all exhibits or attachment to such documents, shall be referred to herein as the “Indian Invitation Documents”;

(k)            Distribution of Materials. Neither the Company nor any of its affiliates has distributed, nor will it distribute prior to the later of the Closing Date or the Additional Closing Date, as the case may be, and the completion of the Underwriters’ distribution of the ADSs, any offering material in connection with the Offering, (A) in the U.S. other than a Preliminary Prospectus, the Prospectus, the Issuer Free Writing Prospectuses listed on Schedule IV hereto, the Registration Statement, the ADS Registration Statement and (B) in India other than the Indian Invitation Documents, advertisements, public announcements in connection with the Indian Invitation and regulatory intimations in connection with the Indian Invitation and the Offering, neither the Company nor any of its subsidiaries or affiliates has distributed, or authorized the distribution of, any documents, information or materials concerning or with respect to the Indian Invitation other than the Indian Invitation Documents;

(l)            Invitation for Participation and Letter of Transmittal. The Invitation for Participation and the Letter of Transmittal, as of the date on which it was transmitted to the Company’s eligible holders of Equity Shares, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(m)            Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standard Board (“IASB”) applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed therein and, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes as permitted by the applicable rules of the Commission, and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.

(n)            No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of Equity Shares upon exercise of stock options described as outstanding in, and the grant of options under existing employee stock option plan described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), (ii) there has not been any material change in the short-term debt or long-term debt of the Company or any of its subsidiaries, (iii), except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock; (iv) there has not been any material adverse change (including on account of a new pandemic or material escalation of the ongoing COVID-19 pandemic), or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (v) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole other than transactions in the ordinary course of business; and (vi) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(o)            Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing, to the extent applicable, under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing, to the extent applicable, in each jurisdiction in which they own or lease property or conduct their respective businesses so as to require such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement. The subsidiaries listed in Schedule 3 to this Agreement are the only significant subsidiaries of the Company.

(p)            Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and all of the issued shares of capital stock of the Company (including the Equity Shares) have been duly and validly authorized and issued, are fully paid and non-assessable and all of the issued and outstanding Equity Shares conform in all material respects to the description of the Equity Shares contained in the Pricing Disclosure Package and Prospectus; all of the issued shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and, are owned directly or indirectly by the Company, free and clear of all liens or encumbrances, equities or claims; all of the issued and outstanding Equity Shares have been duly listed and admitted for trading on BSE Limited and the National Stock Exchange of India Limited (the “Indian Exchanges”); the holders of outstanding shares of capital stock of the Company are not entitled to preemptive rights, including, but not limited to, any such rights under Section 62 of the Indian Companies Act, 2013 (the “Indian Companies Act”) or other rights to acquire the Equity Shares or the ADSs in connection with the transactions contemplated hereby, by the Indian Invitation Documents or otherwise; except as stated above, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Equity Shares or any other class of capital stock of the Company, in connection with completion of the transactions contemplated by the Indian Invitation; the Shares may be freely deposited by or on behalf of the Selling Shareholders with the Share Escrow Agent which shall form the underlying shares for the ADSs evidenced by ADRs to be issued; any restrictions on the future deposit of Equity Shares are fully and accurately disclosed in the Pricing Prospectus; and the ADSs will be freely transferable by the Selling Shareholders to or for the account of the several Underwriters and (to the extent described in the Pricing Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the ADSs under the laws of India and of the United States except as described in the Registration Statement and Prospectus under “Description of American Depositary Shares”, “Description of Share Capital”, “Taxation”, “Service of Process and Enforcement of Civil Liabilities”, “The Indian Securities Market” or “Government of India Approvals.”

(q)            Equity Options. With respect to the equity options (the “Equity Options”) granted pursuant to the employee stock option plan of the Company and its subsidiaries as described in the Registration Statement (the “Company Equity Plans”), (i) each Equity Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of an Equity Option was duly authorized no later than the date on which the grant of such Equity Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Equity Plans, and all other applicable laws and any other exchange on which Company securities are traded, (iv) each such grant made prior to the adoption by the Company of IFRS was properly accounted for in accordance with IndAS in the applicable financial statements (including the related notes) of the Company and (v) each such grant made following the adoption by the Company of IFRS was properly accounted for in accordance with IFRS as issued by the IASB in the applicable financial statements (including related notes) of the Company. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Equity Options prior to, or otherwise coordinating the grant of Equity Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(r)            Power and Authority. The Company has full right, power and authority to execute and deliver this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(s)            Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(t)            Deposit Agreement. The Deposit Agreement has been duly authorized and, when executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(u)            American Depositary Receipts. Upon the due issuance by the Depositary of the ADRs evidencing the ADSs against the deposit of the Equity Shares in accordance with the provisions of the Deposit Agreement, such ADRs evidencing the ADSs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs evidencing the ADSs are registered will be entitled to the rights of registered holders of such ADRs evidencing the ADSs specified therein and in the Deposit Agreement.

(v)            Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(w)            No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(x)            No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents and the consummation by the Company of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(y)            No Consents Required. No consent, approval, authorization, order of, or clearance by, or registration or filing with any governmental agency or body or any court, any stock exchange authorities in India or the United States, including but not limited to the Indian Exchanges, New York Stock Exchange, the Reserve Bank of India (the “RBI”), the Ministry of Finance of India (the “MOF”), the Department of Company Affairs of India (the “DCA”), the Securities Exchange Board of India (“SEBI”), and the competent authority under the Consolidated FDI Policy of India (effective from October 15, 2020) (each hereinafter referred to as a “Governmental Agency”) is required for the consummation of the transactions contemplated by the Indian Invitation Documents (including, without limitation, the pro-rata subscription mechanics set forth therein), the Deposit Agreement, this Agreement, the deposit of the Shares with the Indian Domestic Custodian acting on behalf of the Depositary by the Selling Shareholders pursuant to the Deposit Agreement, or the issuance and sale of ADRs evidencing the ADSs representing the Shares at the Time of Delivery (as defined in Section 4 hereof) or the execution and delivery of the Indian Invitation Documents, the Deposit Agreement or this Agreement, except for (A) registration of the Shares and ADSs under the Act, and any filings required under Rule 424 of the Securities Act, (B) any governmental authorizations, filings or clearances as may be required under U.S. state securities or Blue Sky laws or any laws of jurisdictions outside India and the United States in connection with the purchase and distribution of the ADSs by or for the account of the Underwriters and (C) all filings with the SEBI and the Stock Exchanges which have been made, as applicable, as of the date hereof and post-closing filings required to be made with the Reserve Bank of India and final approvals to be obtained from the Stock Exchanges; and the Indian Invitation has been conducted in compliance with all applicable laws, rules and regulations under the laws of India.

(z)            Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries would reasonably be expected to have a Material Adverse Effect; no such Actions, to the knowledge of the Company, are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(aa)      Independent Accountants. S R Batliboi & Associates LLP, who have certified certain financial statements of the Company and its subsidiaries and, who have certified certain financial statements of, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(bb)      Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(cc)      Intellectual Property. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company and its subsidiaries own or have the right to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses as currently conducted; (ii) to the knowledge of the Company, the Company’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and its subsidiaries have not received any written notice of any claim relating to Intellectual Property; and (iv) to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(dd)      No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(ee)      Investment Company Act. The Company is not required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(ff)      Taxes. The Company and its subsidiaries have paid all material national, federal, state, regional, local and other taxes (except as currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company) and filed all tax returns required to be paid or filed through the date hereof; and there is no material tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(gg)      Licenses and Permits. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package, and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course.

(hh)      No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(ii)            Certain Environmental Matters. (i) The Company and its subsidiaries (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) (x) there is no proceeding that is pending, or that is known by the Company or any of its subsidiaries to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material adverse effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(jj)      Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), maintained by the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA (a “Pension Plan”), no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA to which the Company or any member of its Controlled Group (a “Multiemployer Plan”) is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (v) the fair market value of the assets of each Pension Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur with respect to any Plan; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a Multiemployer Plan); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(kk)      Disclosure Controls. The Company and its subsidiaries have adopted an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries carry out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ll)      Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS as issued by the IASB. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS as issued by the IASB and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(mm)      Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other malicious code (as such terms are commonly understood in the software industry). The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(nn)      Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company reasonably believes are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(oo)            No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(pp)      Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(qq)      No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company, any agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”). For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(rr)      No Restrictions on Subsidiaries. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ss)      No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the ADSs.

(tt)      No Registration Rights. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or, to the knowledge of the Company, the sale of the ADSs to be sold by the Selling Shareholders hereunder.

(uu)      No Stabilization. Neither the Company nor any of its subsidiaries or affiliates has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Equity Shares and ADSs (it being understood that the Company makes no statement as to the activities of the Underwriters or their respective affiliates in connection with the offering).

(vv)      Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ww)      Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the ADSs and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(xx)            No Ratings. There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(yy)      No Transaction or Other Taxes. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no transfer, documentary, stamp, registration or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters in India, the United States, or any other jurisdiction the Company is tax resident or doing business for tax purposes, or, in each case, any political subdivision or taxing authority thereof (a “Company Tax Jurisdiction”) solely in connection with (A) the execution, delivery and performance of, or the consummation of the transactions contemplated by, this Agreement, the Transaction Documents, (B) the deposit of Equity Shares by the Selling Shareholders with the Escrow Agent pursuant to the Indian Invitation Documents, (C) the transfer of Equity Shares on behalf of the Selling Shareholders to the International Depository by way of the Share Escrow Agent delivering such Equity Shares to the Domestic Custodian, who will hold such Equity Shares in name of the International Depositary, (D) the sale and delivery of the ADSs to or for the respective accounts of the Underwriters as set forth in the Prospectus and pursuant to the terms of this Agreement, (E) the sale and delivery by the Underwriters of the ADSs to the purchasers thereof as contemplated by this Agreement and in the Prospectus, except that the Transaction Documents may be subject to Indian stamp duty if they are executed in or brought into India.

(zz)      No Immunity. Neither the Company nor any of its subsidiaries or their properties or assets has immunity under India, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any India, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by the Transaction Documents, may at any time be commenced, the Company has, pursuant to Section 18(e) of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

(aaa)      [Reserved.]

(bbb)      Valid Choice of Law. The choice of laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of India and will be recognized by the courts of India, except to the extent the courts of India hold that any provisions of the laws of the State of New York are contrary to the public policy or laws of India. The Company has the power to submit, and pursuant to Section 18(c) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(ccc)      Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 9 hereof do not contravene Indian law or public policy.

(ddd)      Passive Foreign Investment Company. Based upon the Company’s current and projected income and assets, including the expected cash proceeds from this Offering, and projections as to the value of the Company’s assets, taking into account the projected market value of the ADSs following this Offering, the Company does not expect to be a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the Code for the current taxable year and the foreseeable future.

(eee)      Dividends. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no statutory approvals are currently required in India in order for the Company to pay dividends or other distributions declared by the Company to the holders of ADSs. Under current laws and regulations of any Company Tax Jurisdiction, any amount payable with respect to the ADSs upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars and freely transferred out of India, and, except as disclosed in the in the Registration Statement, the Pricing Disclosure Package and the Prospectus no such payments made to the holders thereof or therein who are non-residents of India will be subject to income, withholding or other taxes under laws and regulations of any Company Tax Jurisdiction and without the necessity of obtaining any governmental authorization in any Company Tax Jurisdiction.

(fff)      Legality. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement or the ADSs in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(ggg)      [Reserved.]

(hhh)      Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

4.            Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders severally represents and warrants to each Underwriter and the Company that:

(a)            Invitation to Participate. Such Selling Shareholder has timely received the Invitation to Participate and upon the terms and conditions set forth and described therein has duly executed and delivered the Letter of Transmittal contained therein pursuant to which such Selling Shareholder has appointed the Attorney-in-Fact as its attorney-in-fact with respect to the Company’s invitation to participate in this Offering and to whom such Selling Shareholder has irrevocably granted the authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder to the Indian Domestic Custodian and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Escrow Agreement; and each of the Letter of Transmittal to which such Selling Shareholder is a party has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b)            Book-Entry Form. Equity Shares in dematerialized book-entry form representing all of the Shares to be deposited with the Indian Domestic Custodian acting on behalf of the Depositary with the resultant ADSs to be sold by such Selling Shareholder hereunder have been placed in the custody of the Share Escrow Agent; the arrangements for custody and delivery of such Equity Shares made by such Selling Shareholder hereunder and under the Escrow Agreement, are not subject to termination by any acts of such Selling Shareholder, or by operation of law, whether by death or incapacity of such Selling Shareholder or the occurrence of any other event; and in the event of any such death, incapacity or other event, Equity Shares will be delivered by the Share Escrow Agent to the Indian Domestic Custodian acting on behalf of the Depositary in accordance with the terms and conditions of this Agreement and the Escrow Agreement as if such death, incapacity or other event had not occurred, regardless of whether the Indian Domestic Custodian shall have received notice of such death, incapacity or other event.

(c)            No Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and the Escrow Agreement hereinafter referred to, and for the sale and delivery of the ADSs to be sold by such Selling Shareholder hereunder (except for (A) registration of the Shares and ADSs under the Act, and any filings required under Rule 424 of the Securities Act, (B) any governmental authorizations or filings or clearances, as may be required under U.S. state securities or Blue Sky laws or any laws of jurisdictions outside India and the United States in connection with the purchase and distribution of the ADSs by or for the account of the Underwriters and (C) all filings with the SEBI and the Stock Exchanges which have been made, as applicable, as of the date hereof and post-closing filings required to be made with the Reserve Bank of India, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement and the Escrow Agreement and to sell, assign, transfer and deliver the ADSs to be sold by such Selling Shareholder hereunder; This Agreement has been duly authorized, executed and delivered by such Selling Shareholder, acting through its Attorney-in-Fact.

(d)            No Conflicts. The execution, delivery and performance by such Selling Shareholder of this Agreement, the Letter of Transmittal and the Escrow Agreement (collectively, the “Selling Shareholder Transaction Documents”), the sale of the ADSs to be sold by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of such Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property, right or asset of such Selling Shareholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Shareholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have an adverse material effect on the performance by such Selling Shareholder of its obligations under the Selling Shareholder Transaction Documents.

(e)            Title to ADSs. Such Selling Shareholder has good and valid title to the Equity Shares to be deposited with the Depositary against issuance of the ADRs evidencing the ADSs to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims of any sort whatsoever, other as may be imposed by the Escrow Agreement.

(f)            No Stabilization. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the ADSs (it being understood that such Selling Shareholder makes no statement as to the activities of the Underwriters or their respective affiliates in connection with the offering).

(g)            Disclosure. The Registration Statement, Pricing Disclosure Package and the Prospectus, insofar as they relate to written information, including biographies of affiliated directors, furnished to the Company by such Selling Shareholder expressly for use therein, when such documents become effective or filed, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(h)            [Reserved].

(i)            [Reserved].

(j)            Material Information. As of the date hereof and as of the Closing Date and as of the Additional Closing Date, as the case may be, the sale of the ADSs by such Selling Shareholder is not and will not be prompted by any material information concerning the Company which is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(k)            No Unlawful Payments. Neither such Selling Shareholder nor any of its subsidiaries, nor any director, or officer of such Selling Shareholder or any of its subsidiaries nor, to the knowledge of such Selling Shareholder, any agent, affiliate, employee or other person associated with or acting on behalf of such Selling Shareholder or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. Such Selling Shareholder and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(l)            Compliance with Anti-Money Laundering Laws. The operations of such Selling Shareholder and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where such Selling Shareholder or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of such Selling Shareholder, threatened.

(m)            No Conflicts with Sanctions Laws. Neither such Selling Shareholder nor any of its subsidiaries, directors or officers, nor, to the knowledge of such Selling Shareholder, any agent, affiliate, employee or other person associated with or acting on behalf of such Selling Shareholder or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is such Selling Shareholder, any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and such Selling Shareholder will not directly or indirectly use the proceeds of the offering of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, such Selling Shareholder and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(n)            Organization and Good Standing. Such Selling Shareholder (to the extent it being a corporate body) has been duly organized and is validly existing and in good standing, to the extent applicable, under the laws of its respective jurisdictions of organization.

(o)            ERISA. Either (i) such Selling Shareholder is not (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise or (ii) the sale by such Selling Shareholder pursuant hereto is not a nonexempt prohibited transaction under ERISA or Section 4975 of the Code.

(r)            No Transaction or Other Taxes. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no transfer, documentary, stamp, registration or other issuance or transfer taxes or withholding taxes or duties are payable by or on behalf of the Underwriters in in India, the United States, or any jurisdiction such Selling Shareholder is tax resident or doing business for tax purposes, or, in each case, any political subdivision or taxing authority thereof (the “Selling Shareholder Tax Jurisdiction”), solely in connection with (A) the execution, delivery and performance of, or the consummation of the transactions contemplated by, this Agreement, the Transaction Documents, (B) the deposit of Equity Shares by the Selling Shareholders with the Escrow Agent pursuant to the Indian Invitation Documents, (C) the transfer of Equity Shares on behalf of the Selling Shareholders to the International Depository by way of the Share Escrow Agent delivering such Equity Shares to the Domestic Custodian, who will hold such Equity Shares in name of the International Depositary, (D) the sale and delivery of the ADSs to or for the respective accounts of the Underwriters as set forth in the Prospectus and pursuant to the terms of this Agreement, (E) the sale and delivery by the Underwriters of the ADSs to the purchasers thereof as contemplated by this Agreement and in the Prospectus, except that the Transaction Documents may be subject to stamp duty if they are executed in or brought into India or such Selling Shareholder Tax Jurisdiction.

(s)            Valid Choice of Law. The Selling Shareholder has the power to submit, and pursuant to Section 18(c) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(t)            Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 9 hereof do not contravene law or public policy in India or the jurisdiction of organization of such Selling Shareholder.

(u)            Deposit and Sale of Equity Shares.

(i)            Each Selling Shareholder represents and warrants that it holds Equity Shares in dematerialized and has delivered irrevocable instructions to credit such Equity Shares in an off-market transaction for crediting to the Share Escrow Account and that such Selling Shareholder has duly executed and delivered the Letter of Transmittal and required ancillary documentation, in the form heretofore furnished to such Selling Shareholder, appointing the person or persons indicated in Schedule 2 hereto, and each of them, as such Selling Shareholder’s Attorneys-in-fact (the “Attorneys-in-Fact” or any one of them the “Attorney-in Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholder, less the underwriting commissions and expenses to be paid by Such Selling Shareholder as provided herein, to authorize the delivery of the Equity Shares to the Depositary in respect of the ADSs to be sold hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement, the Invitation to Participate and the Escrow Agreement;

(ii)            Each Selling Shareholder specifically agrees that the Equity Shares deposited in the Share Escrow Account under the Escrow Agreement, are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Selling Shareholder for such escrow, and the appointment by such Selling Shareholder of the Attorneys-in-Fact, are irrevocable. Each Selling Shareholder specifically agrees that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or similar organization, by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event. If any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or similar organization should be dissolved, or if any other such event should occur, before the delivery of the ADSs hereunder, Equity Shares shall be delivered by or on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement and the Escrow Agreement, and actions taken by the Attorneys-in-Fact shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the escrow agents, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

5.            Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)            Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b)            Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the ADSs as in the opinion of counsel for the Underwriters a prospectus relating to the ADSs is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the ADSs by any Underwriter or dealer.

(c)            Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects.

(d)            Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or, to the extent the Company is aware, the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii)of the receipt by the Company of any notice with respect to any suspension of the qualification of the ADSs for offer and sale in any jurisdiction or, to the knowledge of the Company, the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the ADSs and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)            Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will as soon as reasonably practicable notify the Underwriters thereof and prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will as soon as reasonably practicable notify the Underwriters thereof and prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not be misleading in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, or so that the Pricing Disclosure Package will comply with law.

(f)            Blue Sky Compliance. The Company will qualify the ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the ADSs; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)            Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as reasonably practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)            Clear Market. For a period of 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any Equity Shares or any securities convertible into or exercisable or exchangeable for Equity Shares, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Equity Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Shares or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than the ADSs to be sold hereunder.

The restrictions described above do not apply to (i) the issuance of shares of Equity Shares or securities convertible into or exercisable for shares of Equity Shares pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of options (including net exercise) in each case outstanding on the date of this Agreement and described in the Prospectus; (ii) grants of equity options, equity awards, restricted Equity Shares or other equity awards and the issuance of Equity Shares or securities convertible into or exercisable or exchangeable for Equity Shares (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the Prospectus (“the “Equity Compensation Plan”); or (iii) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this Agreement and described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction; (v) deposit Equity Shares with the Depositary for conversion into ADSs in connection with the contemplated issuance of options under the Equity Compensation Plan, provided that the Company shall cause the recipient of such ADSs not to sell, transfer, pledge or otherwise dispose of his or her interest in such ADSs during the Lock-Up Period; (vi) facilitate the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Equity Shares or ADSs of the Company, provided that (a) such trading plan does not provide for the transfer of Equity Shares or ADSs during the Lock-Up Period; and (b) no public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such trading plan; (vii) the issuance by the Company of securities convertible into or exercisable or exchangeable for Equity Shares in connection with the hiring of new employees provided that such securities cannot be so converted, exercised or exchange within the 180-day restricted period; or (viii) any Equity Shares or securities exercisable for, convertible into or exchangeable for Equity Shares in connection with any acquisition, collaboration, licensing or other joint venture or strategic transaction or any debt financing transaction involving the Company, provided that (a) such issuances shall not in the aggregate be greater than 10% of the total outstanding Equity Shares of the Company immediately following the completion of this offering of ADSs which, for the avoidance of doubt, includes the Equity Shares issuable upon the conversion of preferred shares in connection with this offering, and (b) the recipients of such shares agree to be bound by a lockup letter in the form executed by directors and officers. If the Representatives in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 8(l) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver substantially in the form of Exhibit B hereto at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(i)            No Stabilization. Neither the Company nor its subsidiaries or affiliates will take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Equity Shares and ADSs (it being understood that the Company makes no statement as to the activities of the Underwriters and their respective affiliates in connection with the offering).

(j)            Exchange Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the ADSs on the New York Stock Exchange (the “Exchange”).

(k)            Reports. During a period of three years from the date hereof, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the ADSs, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system or any successor system.

(l)            Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m)            Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(n)            Emerging Growth Company; Foreign Private Issuer. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company or a Foreign Private Issuer at any time prior to the later of (i) completion of the distribution of ADSs within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 5(h) hereof.

(o)            Tax Indemnity. The Company indemnifies and holds harmless the Underwriters against any transaction, documentary, stamp, registration, issuance or transfer taxes or other similar taxes or duties, including any interest and penalties, in connection with (A) the execution, delivery and performance of, or the consummation of the transactions contemplated by, this Agreement, the Transaction Documents, (B) the deposit of Equity Shares by the Selling Shareholders with the Escrow Agent pursuant to the Indian Invitation Documents, (C) the transfer of Equity Shares on behalf of the Selling Shareholders to the International Depository by way of the Share Escrow Agent delivering such Equity Shares to the Domestic Custodian, who will hold such Equity Shares in name of the International Depositary, (D) the sale and delivery of the ADSs to or for the respective accounts of the Underwriters as set forth in the Prospectus and pursuant to the terms of this Agreement, (E) the sale and delivery by the Underwriters of the ADSs to the purchasers thereof as contemplated by this Agreement and in the Prospectus; provided that the Company neither identifies nor holds the Underwriters harmless with respect to any transaction, documentary, stamp, registration, issuance or transfer taxes or other similar taxes or duties, including any interest and penalties, with respect to Hulst B.V. All payments to be made by the Company under this Agreement and the other Transaction Documents shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, except for any net income, capital gains or franchise taxes imposed on the Underwriters on their underwriting commissions with respect to the Transaction Documents as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such withholding or deductions, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions (including, for the avoidance of doubt, from any additional amounts) shall equal the amounts that would have been received if no withholding or deduction has been made; except to the extent of taxes that would not have been imposed but for the failure of the relevant Underwriter of such payment to use its reasonable efforts to comply, upon timely written request by the Company, with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the taxing authority of the relevant Underwriter (that such Underwriter is legally entitled to comply with) if such compliance is required by law as a precondition to an exemption from, or reduction in, such taxes. The Company shall indemnity and hold harmless the Underwriters for any U.S. federal backup withholding tax (including interest and penalties) attributable to any Selling Shareholder’s failure to provide a duly executed applicable US Tax Form W-9/W-8 or duly and accurately comply with the certification requirements of Section 6(b) hereto, but only to the extent that the applicable Selling Shareholder has not already indemnified the Underwriters for such taxes and without limiting the obligation of such Selling Shareholder to do so.

6.            Further Agreements of the Selling Shareholders. Each of the Selling Shareholders severally and not jointly (and not jointly and severally) covenants and agrees with each Underwriter that:

(a)            No Stabilization. Such Selling Shareholder will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Equity Shares and ADSs (it being understood that the Company makes no statement as to the activities of the Underwriters and their respective affiliates in connection with the offering).

(b)            Certification, Information and Form. It will, pursuant to clauses 12 and 13 of the Letter of Transmittal, either (i) provide the information and certification required under such clauses of the Letter of Transmittal or (ii) deliver to the Representatives prior to or at the Closing Date a properly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E, W-8ECI (if such Selling Shareholder is not a United States person), IRS Form W-9 (if such Selling Shareholder is a United States person) or other appropriate form or statement specified by the regulations promulgated by the United States Department of the Treasury under the Code in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Code with respect to the transactions herein contemplated; provided, however, that notwithstanding the foregoing, Hulst B.V. (or, if Hulst B.V. is disregarded as an entity separate from its owner for U.S. federal income tax purposes, its first regarded owner) will provide a properly completed and executed appropriate version of IRS Form W-8. Such Selling Shareholder shall indemnity and hold harmless the Underwriters for any U.S. federal backup withholding tax (including interest and penalties) attributable to such Selling Shareholder’s failure to provide a duly executed applicable US Tax Form W-9/W-8 or duly and accurately comply with the certification requirements of this Section 6(b).

(c)            Tax Indemnity. It will indemnify and hold harmless the Underwriters against any transaction, documentary, stamp, registration, issuance or transfer taxes or other similar taxes or duties, including any interest and penalties, in connection with (A) the execution, delivery and performance of, or the consummation of the transactions contemplated by, this Agreement, the Transaction Documents, (B) the deposit of Equity Shares by the Selling Shareholders with the Escrow Agent pursuant to the Indian Invitation Documents, (C) the transfer of Equity Shares on behalf of the Selling Shareholders to the International Depository by way of the Share Escrow Agent delivering such Equity Shares to the Domestic Custodian, who will hold such Equity Shares in name of the International Depositary, (D) the sale and delivery of the ADSs to or for the respective accounts of the Underwriters as set forth in the Prospectus and pursuant to the terms of this Agreement, (E) the sale and delivery by the Underwriters of the ADSs to the purchasers thereof as contemplated by this Agreement and in the Prospectus. All payments to be made by such Selling Shareholder under this Agreement and the other Transaction Documents shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, except for any net income, capital gains or franchise taxes imposed on the Underwriters on their underwriting commissions with respect to the Transaction Documents as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such withholding or deductions, such Selling Shareholder shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions (including, for the avoidance of doubt, from any additional amounts) shall equal the amounts that would have been received if no withholding or deduction has been made, except to the extent of taxes that would not have been imposed but for the failure of the relevant Underwriter of such payment to use its reasonable efforts to comply, upon timely written request by such Selling Shareholder (or Selling Shareholders), with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the taxing authority of the relevant Underwriter (that such Underwriter is legally entitled to comply with) if such compliance is required by law as a precondition to an exemption from, or reduction in, such taxes.

(d)            Eligibility. (i) it has not been debarred from accessing capital markets by the Securities and Exchange Board of India, (ii) it is not declared a wilful defaulter by any bank or financial institution (as defined under the Indian Companies Act, 2013) or consortium thereof, in accordance with the guidelines on wilful defaulters issued by the Reserve Bank of India; and (iii) if such Selling Shareholder is a natural person, it is not declared a fugitive economic offender under Section 12 of the Indian Fugitive Economic Offenders Act, 2018.

(e)            Use of Proceeds. It will not directly or indirectly use the proceeds of the offering of the Equity Shares hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

7.            Certain Agreements of the Underwriters. Each Underwriter hereby severally represents and agrees that:

(a)            It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)            It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the ADSs unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c)            It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Selling Shareholders if any such proceeding against it is initiated during the Prospectus Delivery Period).

8.            Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten ADSs on the Closing Date or the Option ADSs on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and each of the Selling Shareholders of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)            Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)            Representations and Warranties. The respective representations and warranties of the Company and the Selling Shareholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and of each of the Selling Shareholders and their officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)            No Material Adverse Change. No event or condition of a type described in Section 3(l) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d)            Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (x) a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Company set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied, in all material respects, with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above and (y) a certificate of the attorney-if-fact for the Selling Shareholders, in form and substance reasonably satisfactory to the Representatives as shown in Schedule 4 hereto, (A) confirming that the representations of such Selling Shareholder set forth in Sections 4(e), 4(f) and 4(g) hereof is true and correct and (B) confirming that the other representations and warranties of such Selling Shareholder in this agreement are true and correct and that the such Selling Shareholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(e)            Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, S R Batliboi & Associates LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f)            CFO Certificate. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(g)            Opinion and 10b-5 Statement of Counsel for the Company. Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h)            Opinion of local Counsel for the Company. (i) Khaitan & Co., Indian counsel for the Company, (ii) [Ashton Bond Gigg], UK counsel for the Company and (iii) [Arnall Golden Gregory LLP], counsel for the Company in the state of Georgia, each shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(i)            Opinion of Depositary Counsel. [White & Case] Counsel for the Depositary, shall have furnished to the Representatives, at the request of the Depositary, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(j)            Opinion of Counsel for the Selling Shareholders. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion, addressed to the Underwriters, of [_____], counsel for the Selling Shareholders, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)            Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Latham & Watkins LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l)            Opinion of Local Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion, addressed to the Underwriters, of Shardul Amarchand Mangaldas & Co, Indian counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(m)            No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the ADSs; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the ADSs.

(n)            [Reserved].

(o)            Exchange Listing. The ADSs to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the Exchange, subject to official notice of issuance.

(p)            Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of equity shares or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(q)            Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

(r)            Escrow Agreement. The Company and the Share Escrow Agent/Registrar shall have furnished or caused to be furnished to the Representatives at the Closing Date or the Additional Closing Date, as the case may be, confirmations by them, as applicable, as to the performance in all material respects by the parties of all of their respective obligations under the Escrow Agreement to be performed at or prior to the Closing Date or the Additional Closing Date, as the case may be,, and as to such other matters as the Representatives may reasonably request.

(s)            (i) The requisite Indian Invitation Documents shall have been executed by each of the Selling Shareholders, the Share Escrow Agent and the Cash Escrow Agent and shall be in full force and effect; (ii) neither the Company, the Selling Shareholders, the Share Escrow Agent, Cash Escrow Agent, nor any other party shall have changed, modified, altered or otherwise amended the terms and conditions set forth in the Indian Invitation Documents without the written consent of the Representatives and (iii) Equity Shares in book-entry form representing all of the shares to be represented by ADSs to be sold on the Closing Date or the Additional Closing Date, as the case may be, by each Selling Shareholder shall have been placed in custody under the Escrow Agreement, duly executed and delivered by the appropriate Selling Shareholder to the Share Escrow Agent, at or prior to the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be.

(t)            The Company and the Share Escrow Agent, as the case may be, shall have furnished the Representatives upon any request made by them copies of each Indian Invitation Document, including any Letter of Transmittal or summary or tally of Equity Shares delivered to the Share Escrow Agent for purchase thereunder delivered by any Selling Shareholder to the Share Escrow Agent or the Company, for review by the Representatives at any time or times (which may be daily, if requested by the Representatives) prior to the Closing Date or the Additional Closing Date, as the case may be.

(u)            The Company has caused this Agreement, the Deposit Agreement, the Escrow Agreement and the Letters of Transmittal to be duly stamped in accordance with the Indian Stamp Act, 1899 and has paid to the relevant authorities the proper stamp duty chargeable thereon.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9.            Indemnification and Contribution.

(a)            Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (c) below.

(b)            Indemnification of the Underwriters by the Selling Shareholders. Each of the Selling Shareholders severally in proportion to the number of ADSs to be sold by such Selling Shareholder hereunder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, in each case except (1) that such Selling Shareholder will only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder specifically for use therein, it being understood and agreed that the only such information furnished by such Selling Shareholder consists of the following information: such Selling Shareholder’s name and corresponding share amounts set forth in the table of Principal and Selling Shareholders in the Registration Statement and Final Prospectus under the heading “Principal and Selling Shareholders” and such Selling Shareholder’s address set forth under such heading; and (2) insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (c) below.

(c)            Indemnification of the Company and the Selling Shareholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of the Selling Shareholders to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the _______ paragraph under the caption “Underwriting”, the information contained in the ________ paragraph under the caption “Underwriting.”

(d)            Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Person similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) representing the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and, after notice from the Indemnifying Person to such Indemnified Person of its election to so assume the defense thereof, the Indemnifying Person shall not be liable to such Indemnified Person under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred upon receipt from the Indemnified Person of a written request thereof accompanied by a written statement with reasonable supporting detail of such fees and expenses. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Shareholders shall be designated in writing by the Attorneys-in-Fact. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)            Contribution. If the indemnification provided for in paragraphs (a), (b) or (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Shareholders from the sale of the ADSs and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the ADSs. The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)            Limitation on Liability. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (e) above were determined by pro rata allocation (even if the Selling Shareholders or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (e) and (f), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the ADSs exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (e) and (f) are several in proportion to their respective purchase obligations hereunder and not joint.

(g)            Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.            Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

11.            Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option ADSs, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, The Nasdaq Stock Market, the BSE or the NSE; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12.            Defaulting Underwriter.

(a)            If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the ADSs that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such ADSs by other persons satisfactory to the Company and the Selling Shareholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such ADSs, then the Company and the Selling Shareholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such ADSs on such terms. If other persons become obligated or agree to purchase the ADSs of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Shareholders may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Shareholders or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases ADSs that a defaulting Underwriter agreed but failed to purchase.

(b)            If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholders as provided in paragraph (a) above, the aggregate number of ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of ADSs to be purchased on such date, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of ADSs that such Underwriter agreed to purchase on such date) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)            If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholders as provided in paragraph (a) above, the aggregate number of ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate number of ADSs to be purchased on such date, or if the Company and the Selling Shareholders shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase ADSs on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d)            Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Shareholders or any non-defaulting Underwriter for damages caused by its default.

13.            Payment of Expenses. (a) Provided that the transactions contemplated in this Agreement are consummated, the Selling Shareholders will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the ADSs and any taxes payable in that connection; (ii) the fees, disbursements, taxes, and expenses of the Company’s counsel and accountants in connection with the Indian Invitation and the registration of the ADSs under the Securities Act (including all fees, disbursements, taxes, and expenses of the Company’s counsel associated with the review and approval of the Offering and the Indian Invitation by Indian central, state and other Indian authorities) and all other expenses in connection with the preparation, printing, engraving, and filing of the Indian Invitation Documents, Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the ADS Registration Statement (including exhibits), the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto, including all printing, engraving, graphic and document production and translation costs associated therewith, and the mailing and delivering of copies thereof to its shareholders or to the Underwriters and dealers, as the case may be (ii) the cost of preparing, printing, engraving, producing, filing and delivering any Agreement among Underwriters, this Agreement, the Agreement between Syndicates, the Selling Agreements, the Deposit Agreement, the Blue Sky Memorandum, the Indian Invitation Documents, closing documents (including compilations thereof) and any other documents in connection with the Offering, purchase, sale and delivery of the ADSs; (iii) all expenses in connection with the qualification or registration (or of obtaining exemptions from the qualification and registration) of the ADSs for offering and sale under U.S. state securities laws, including the fees and disbursements of counsel for the Underwriters (such amount not to exceed $20,000) in connection with such qualification and in connection with the Blue Sky surveys; (iv) all fees and expenses in connection with registering and listing the ADSs on the Exchange and the filing fees incident to securing any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the ADSs, if any; (v) the fees and expenses incurred in connection with admitting the ADSs for clearance and settlement on the facilities of DTC; (vi) the reasonable costs and expenses of the Company relating to investor presentations on any “road show” and electronic roadshow undertaken in connection with the marketing of the Offering, including, without limitation, cost of road show venues, videos, advertisements, within city local conveyance, meals, lodging expenses, and other related expenses incurred by members of the Company’s management, and the cost of any aircraft chartered in connection with the road show, if applicable; and (vii) the cost of printing, engraving, or producing any legal investment memorandum in connection with the offer and sale of the ADSs under foreign or U.S. federal or state securities laws and all expenses in connection with the qualification of the ADSs for offer and sale under such foreign securities laws and (b) the Selling Shareholders will pay or cause to be paid all expenses and taxes arising as a result of the Indian Invitation and the deposit by each of the Selling Shareholders of the Equity Shares with the Indian Domestic Custodian acting on behalf of the Depositary and the issuance and delivery of the ADRs evidencing ADSs in exchange therefor by the Depositary to the Selling Shareholders, transfer and delivery of the ADSs to the Underwriters, including any stamp, transfer or other taxes payable thereon, and of the sale of the Equity Shares by the Underwriters to the initial purchasers thereof in the manner contemplated under this Agreement, including, in any such case under this Agreement, any income, capital gains, withholding, transfer or other tax asserted against an Underwriter by reason of the purchase and sale of an ADS or an Equity Share pursuant to this Agreement or the Agreement between Syndicates; the fees and expenses (including fees and disbursements of counsel), if any, of the Depositary and the Indian Domestic Custodian appointed under the Deposit Agreement; the fees and expenses of the Attorney-in-Fact and the Cash Escrow Agent in connection with the Indian Invitation; the cost of preparing any ADR certificates; and the cost and charges of any transfer agent or registrar. The Selling Shareholders also covenant and agree with the several Underwriters that they will pay or cause to be paid all other costs and expenses incident to the performance of their obligations hereunder or under the Indian Invitation Documents which are not otherwise specifically provided for in this Section 13. If, however, the transactions contemplated in this Agreement are not consummated or this Agreement is terminated, the Company covenants and agrees with the several Underwriters to pay or cause to be paid all of the expenses referenced in this Section 13.

(b)            If (i) this Agreement is terminated pursuant to Section 11, (ii) the Company or the Selling Shareholders for any reason fail to tender the Equity Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Equity Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel, including Indian counsel) reasonably incurred by the Underwriters in connection with this Agreement, the Indian Invitation Documents and the offering contemplated hereby.

14.            Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein and the affiliates of each Underwriter referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of ADSs from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15.            Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Shareholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the ADSs and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Shareholders or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 9 hereof.

16.            Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

17.            Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18.            Miscellaneous.

(a)            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel, (Facsimile: _____) and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (Facsimile: _____), Attention: Equity Syndicate Desk. Notices to the Company shall be given to it at 8, Balaji Estate, Third Floor Guru Ravi Das Marg, Kalkaji, New Delhi – 110 019, India, (Fax:______) Attention: Chief Financial Officer, with copy to (which shall not constitute notice) 502 Carnegie Center Dr. Suite #301, Princeton, NJ 08540, USA, (Fax:_____) Attention General Counsel. Notices to the Selling Shareholders shall be given to the Attorneys-in-Fact at ______________, ______________, ______________, (fax: ________) [email: ]; Attention: _____________, with copy to (which shall not constitute notice) 8, Balaji Estate, Third Floor Guru Ravi Das Marg, Kalkaji, New Delhi – 110 019, India, (Fax:______) Attention: Chief Financial Officer and 502 Carnegie Center Dr. Suite #301, Princeton, NJ 08540, USA, (Fax:_____) Attention General Counsel.

(b)            Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)            Submission to Jurisdiction. Each of the Company and the Selling Shareholders hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Selling Shareholders waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and the Selling Shareholders agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Selling Shareholder, as applicable, and may be enforced in any court to the jurisdiction of which Company and each Selling Shareholder, as applicable, is subject by a suit upon such judgment. Each of the Company and the Selling Shareholders has appointed Cogency Global Inc., as its authorized agent in The City and County of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or such Selling Shareholder (as the case may be) shall be deemed in every respect effective service of process upon the Company or such Selling Shareholder (as the case may be) in any such suit or proceeding.

(d)            Judgment Currency. The Company and each Selling Shareholder agree to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Selling Shareholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(e)            Waiver of Immunity. To the extent that the Company or any Selling Shareholder has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) India, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company and each Selling Shareholder hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(f)            Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(g)            Recognition of the U.S. Special Resolution Regimes.

(i)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18(g):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(h)            Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(i)            Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j)            Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

Coforge Limited

By:
Name:
Title:

[SELLING SHAREHOLDERS]

By:
Name:
Title:

By:
Name:
Title:

As Attorneys-in-Fact acting on behalf of each of the Selling Shareholders named in Schedule 2 to this Agreement.

Accepted: As of the date first written above

CITIGROUP GLOBAL MARKETS INC.

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By

Authorized Signatory

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By

Authorized Signatory

Schedule 1

Underwriter	Number of ADSs

Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Barclays Capital Inc.
BofA Securities, Inc.
Evercore Group, L.L.C.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Robert W. Baird & Co. Incorporated
Cowen and Company, LLC
Needham & Company, LLC
William Blair & Company, L.L.C.
______________
Total

Schedule 2

The Selling Shareholders

(1)            Each Selling Shareholder has appointed the Share Escrow Agent as its Attorney-in-Fact.

Schedule 3

Significant Subsidiaries

Schedule 4

[ ● ], 2021

SELLING SHAREHOLDERS’ CERTIFICATE

The undersigned, [ ● ], in my capacity as attorney-in-fact for the Selling Shareholders listed in Schedule 2 of the Underwriting Agreement (defined below), do hereby certify, in such capacity, and not in my individual capacity, after all due and careful investigation and to my best knowledge, pursuant to Section 8(d) of the Underwriting Agreement, dated as of [ ● ], 2021, by and between Coforge Limited, the Selling Shareholders and the Underwriters named therein, (the “Underwriting Agreement”; capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement) that:

1.            All representations and warranties of the Selling Shareholders contained in the Underwriting Agreement are true, accurate and correct as of the date hereof;

2.            On and as of the date hereof, the Selling Shareholders have complied with all agreements and satisfied all conditions required on their part to be satisfied or complied with under the Underwriting Agreement on or prior to the date hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has signed and delivered this certificate on behalf of the Sellings Shareholders as of the date written above.

[Attorney-in-fact]

By:
Name:
Title:

Annex A

a.            Pricing Disclosure Package

b.            Pricing Information Provided Orally by Underwriters

Annex B

Written Testing-the-Waters Communications

Annex C

Coforge Limited

Pricing Term Sheet

Annex D -1

Form of Opinion of Counsel for the Company

Annex D-2

Form of Opinion of Counsel For
The Selling Shareholders

Exhibit A

Testing the Watters Communications

Exhibit B

[Form of Waiver of Lock-up]

CITIGROUP GLOBAL MARKETS INC.

J.P. MORGAN SECURITIES LLC

Corporation
Public Offering of Common Stock

, 20__

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Coforge Limited (the “Company”) of an aggregate of [ • ] American Depositary Shares (“ADSs”), representing [ • ] Equity Shares of the Company, of the Company and the lock-up letter dated , 20 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a waiver dated          , 20         , with respect to ADSs.

Citigroup Global Markets Inc. and J.P. Morgan Securities LLC hereby agree to waive the transfer restrictions set forth in the Lock-up Letter, but only with respect to the ADSs, effective    , 20      ; provided, however, that such waiver is conditioned on the Company announcing the impending waiver by press release through a major news service at least two business days before effectiveness of such waiver. This letter will serve as notice to the Company of the impending waiver.

Except as expressly waived hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

[Signature of Citigroup Global Markets Inc. Representative]

[Name of Citigroup Global Markets Inc. Representative]

[Signature of J.P. Morgan Securities LLC Representative]

[Name of J.P. Morgan Securities LLC Representative]

cc: Company

Exhibit C

[Form of Press Release*]

Exhibit D

FORM OF LOCK-UP AGREEMENT

_____________, 2021

CITIGROUP GLOBAL MARKETS INC.
J.P. MORGAN SECURITIES LLC
As Representatives of
the several Underwriters listed in
Schedule 1 to the Underwriting
Agreement referred to below

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

Re:	Coforge Limited --- Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Coforge Limited, a company incorporated in India (the “Company”) and the Selling Shareholders listed on Schedule 2 to the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of an aggregate of [ • ] American Depositary Shares (“ADSs”), representing [ • ] equity shares of the Company (the “Equity Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Citigroup Global Markets Inc. and J.P. Morgan Securities LLC on behalf of the Underwriters, the undersigned will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business [180] [Hulst B.V: 90 days] days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Equity Shares or ADSs or any securities convertible into or exercisable or exchangeable for Equity Shares or ADSs (including without limitation, ADSs or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Equity Shares and ADSs, the “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing except as may be sold pursuant to the terms and conditions of the Invitation to Offer, delivered by the Company to holders of the Equity Shares in connection with the Offering, containing a description of the terms upon which the Company is sponsoring the offering of ADSs against Equity Shares accepted from holders of the Equity Shares in India, pursuant to (i) Companies Act, 2013, as amended, the Companies (Issue of Global Depository Receipts) Rules, 2014, as amended, (ii) the Depository Receipts Scheme, 2014, (iii) SEBI circulars dated October 10, 2019, November 28, 2019, October 1, 2020 and December 18, 2020 on the framework for issue of Depositary Receipts; and the (iv) Foreign Exchange Management (Non-debt Instruments), 2019, as amended. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise. The undersigned further confirms that it has furnished Citigroup Global Markets Inc. and J.P. Morgan Securities LLC with the details of any transaction the undersigned, or any of its affiliates, is a party to as of the date hereof, which transaction would have been restricted by this Letter Agreement if it had been entered into by the undersigned during the Restricted Period.

Notwithstanding the foregoing, the undersigned may:

(a)            transfer the undersigned’s Lock-Up Securities:

(i)            as a bona fide gift or gifts, or for bona fide estate planning purposes,

(ii)            by will or intestacy,

(iii)            to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

(iv)            to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(v)            to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above,

(vi)            if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or shareholders of the undersigned,

(vii)            by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement,

(viii)            to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee,

(ix)            as part of a sale of the undersigned’s Lock-Up Securities acquired in open market transactions after the closing date for the Public Offering,

(x)            to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase any Equity Shares or ADSs (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any Equity Shares or ADSs received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or

(xi)            pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement; provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement, (B) in the case of any transfer or distribution pursuant to clause (a) (i), (ii), (iii), (iv), (v), (vi), (ix) and (x), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution and (C) in the case of any transfer or distribution pursuant to clause (a)(vii) and (viii) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of ADSs in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

(b)            exercise outstanding options, settle restricted equity share units or other equity awards or exercise warrants pursuant to plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that any Lock-Up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement;

(c)            convert outstanding warrants to acquire Equity Shares or convertible securities into Equity Shares or warrants to acquire Equity Shares; provided that any such shares of Common Stock or warrants received upon such conversion shall be subject to the terms of this Letter Agreement; and

(d)            establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period and (2) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan;

(e)            sell or tender Lock-Up Securities to the Company by the undersigned or withheld by the Company for tax withholding purposes in connection with the vesting of equity awards that are subject to a taxable event upon vesting will not be subject to this Letter Agreement; and

(f)            sell the Securities in connection with Employee Stock Ownership Plan grants up to [$ ]

(f)            sell the Securities to be sold by the undersigned pursuant to the terms of the Underwriting Agreement.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Securities the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) Citigroup Global Markets Inc. and J.P. Morgan Securities LLC on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Citigroup Global Markets Inc. and J.P. Morgan Securities LLC on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such announcement. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to you to participate in the Public Offering, enter into this Letter Agreement, or sell any ADSs at the price determined in the Public Offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

The undersigned understands that, if the Underwriting Agreement does not become effective by ________, 2021, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[NAME OF SHAREHOLDER]

By:
Name:
Title: